Exhibit 10.21

OPTION GRANT NOTICE AND AGREEMENT

Igloo Holdings Corporation (the “Company”), pursuant to its 2010 Stock Incentive Plan (the “Plan”), hereby grants to the Holder the number of Options set forth below, which shall be designated as either Time-Vested Options or Performance-Vested Options. The Options are subject to all of the terms and conditions as set forth in this Option Grant Notice and Agreement (this “Grant Notice”), as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Holder:	Vincent Chippari

Date of Grant:	October 25, 2010

Number of Time-Vested Options:	1,000,000

Number of Performance-Vested Options:	1,000,000

Exercise Price Per Share of Stock:	$1.00

Expiration Date:	October 25, 2020

Vesting Commencement Date:	October 25, 2010

Vesting Schedule:

Time-Vested Options:	Subject to the Holder’s continuous employment with the Employer through the applicable vesting date, twenty percent (20%) of the Time-Vested Options shall vest upon the one (1) year anniversary of the Vesting Commencement Date, and the remainder of the Time-Vested Options shall vest in substantially equal monthly installments during the forty-eight (48) months thereafter (such that one and two thirds percent (1 2/3%) of the Time-Vested Options shall vest upon each subsequent monthly anniversary of the Vesting Commencement Date during such period). Notwithstanding anything herein to the contrary, in the event that a Change in Control occurs, and the Holder experiences a Termination either (x) by the Employer (or its successor) without Cause or (y) by the Holder for Good Reason, in either case subsequent to the consummation of such Change of Control but prior to the one year anniversary of such consummation, all unvested Time Vested Options shall vest in full upon such Termination.

Performance-Vested Options:	Subject to the Holder’s continuous employment with the Employer through the applicable vesting date, upon each Liquidity Event, a number of Performance-Vested Options shall vest equal to the product of (x) the total number of Vesting-Eligible Performance-Vested Options with respect to such Liquidity Event multiplied by (y) the Performance-Vested Option Vesting Percentage for such Liquidity Event. All Vesting-Eligible Performance-Vested Options with respect to a given Liquidity Event that do not vest upon the occurrence of such Liquidity Event because the Performance-Vested Option Vesting Percentage for such Liquidity Event is less than 100% shall be forfeited by the Holder for no consideration on the date of such Liquidity Event and thereafter shall be of no further force or effect.

Definitions: For purposes of this Grant Notice, the following definitions shall apply.

“Employment Agreement” means that certain Employment Agreement, dated as of September 17, 2010, between Interactive Data Corporation and the Holder, as the same may be amended and/or restated from time to time.

“Excluded Transfer” shall mean a sale of Stock by a Sponsor (i) to an employee of the Company or its affiliates on or prior to July 29, 2011, or (ii) pursuant to a Permitted Syndication Sale (as defined in the Shareholders Agreement (as defined below)), in each case to the extent that the purchase price paid for the Stock is $1.00 per share.

“Good Reason” shall have the meaning given to it in the Employment Agreement.

A “Liquidity Event” shall be deemed to occur with respect to any particular share of Stock (i) upon any sale or exchange of such Stock by the Sponsors to a Third Party in which the Sponsors receive solely cash and/or Marketable Securities in exchange for such Stock, (ii) upon any distribution of such Stock by the Sponsors to their limited partners or (iii) at such time as such Stock first satisfies the criteria in the definition of Marketable Securities such that such Stock constitutes Marketable Securities; provided, that in no event shall an Excluded Transfer constitute a Liquidity Event for purposes of this Grant Notice. In addition, in the event that a Change in Control occurs which does not constitute a Liquidity Event pursuant to clause (i), (ii) or (iii) of the preceding sentence, and Holder experiences a Termination either (x) by the Employer (or its successor) without Cause or (y) by the Holder for Good Reason, in either case subsequent to the consummation of such Change in Control but prior to the one year anniversary of such consummation, then a Liquidity Event will be deemed to occur upon such Termination with respect to Stock then held by the Sponsors for which a prior Liquidity Event has not occurred. For the avoidance of doubt, only one Liquidity Event may occur with respect to any particular share of Stock.

“Marketable Securities” means securities publicly traded on a national exchange or the Nasdaq National Market that (a) are not subject to any of the following: (i) contractual limitations on sale, (ii) limitations on sale arising from the need to comply with applicable securities laws relating to insider trading or any insider trading policy of the applicable issuer, or (iii) limitations on sale pursuant to securities laws, including limitations pursuant to Rule 144 or Rule 145 promulgated under the Securities Act of 1933 and (b) represent, together with all of securities of the applicable issuer held by the Sponsors, not more than 10% of the outstanding shares of such issuer.

“Net Return on Invested Capital” means, with respect to a given Liquidity Event, the multiple determined by dividing (X) by (Y), where (X) equals (i) the total consideration deemed received by the Sponsors in respect of the Stock that are the subject of such Liquidity Event, plus (ii) an amount equal to any cash dividend previously paid to the Sponsors in respect of the shares of Stock that are the subject of such Liquidity Event, minus (iii) any reasonable fees and expenses incurred by the Sponsors in connection with such Liquidity Event, and (Y) equals the total amount of the Sponsors’ invested capital in respect of the shares of Stock that are the subject of such Liquidity Event. In the case of a Liquidity Event of the sort described in (a) clause (i) of the definition thereof, the Sponsors will be deemed to have received consideration equal to the actual cash amount paid in such transaction and/or the Fair Market Value of any Marketable Securities received in such transaction, (b) clause (ii) of the definition thereof, the Sponsors will be deemed to have received consideration equal to the Fair Market Value of the Stock distributed in such transaction, (c) clause (iii) of the definition thereof, the Sponsors will be deemed to have received consideration equal to the Fair Market Value of the Marketable Securities on such date as the applicable Stock is first deemed to constitute Marketable Securities and (d) the second sentence of the definition thereof, the Sponsors will be deemed to have received consideration equal to the Fair Market Value of the Stock held on the date of Termination.

“Performance-Vested Option Vesting Percentage” shall, with respect to a given Liquidity Event, be a function of the Net Return on Invested Capital achieved by the Sponsors in connection with such Liquidity Event as follows:
Net Return on Invested Capital	Performance-Vested Option Vesting Percentage
1.0x or less	0%
2.0x	25%
3.0x	50%
4.0x	75%
5.0x or more	100%

In the event that the Net Return on Invested Capital falls between any of the multiples listed in the table above, the Performance-Vested Option Vesting Percentage shall be based on a straight line interpolation between such two values (i.e., for each 0.1x increase in the net return on investment capital above 1.0x, the Performance-Vested Option Vesting Percentage shall increase by two and one-half (2 1/2) percentage points). For example, if the Net Return on Invested Capital upon a given Liquidity Event equals 3.6x, the Performance-Vested Option Vesting Percentage would equal sixty-five percent (65%).

“Sponsors” means, collectively, investment funds affiliated with Warburg Pincus LLC and Silver Lake Management Company III, L.L.C., and their respective affiliates but, for the avoidance of doubt, shall not include Igloo Co-Invest LLC or any vehicle formed for a similar purpose.

“Stock” shall have the meaning in the Plan and shall also include any securities or other property into which Stock is exchanged by the Sponsors.

“Vesting-Eligible Performance-Vested Options” means, with respect to a given Liquidity Event, a number of Performance-Vested Options equal to the product of (x) the total number of Performance-Vested Options granted hereunder that have not become Vested-Eligible Performance-Vested Options prior to such Liquidity Event multiplied by (y) a fraction, the numerator of which is the total number of shares of Stock sold, distributed or satisfying the criteria to be Marketable Securities, as applicable, by the Sponsors in connection with such Liquidity Event, and the denominator of which is the number of shares of Stock held by the Sponsors on the Vesting Commencement Date plus any shares of Stock acquired by the Sponsors following the Vesting Commencement Date minus the number of shares of Stock that were the subject of any prior Liquidity Event minus the number of shares of Stock previously sold by a Sponsor in an Excluded Transfer.

Termination of Employment:	Section 5(g) of the Plan regarding treatment of Options upon Termination is incorporated herein by reference and made a part hereof. Following any such Termination, shares acquired upon exercise of any Options shall remain subject to Sections 8, 9 and 10 of the Plan provided that, Section 8(b) of the Plan shall not apply.

Repurchase Rights:	In addition to, and not in lieu of, the restrictions set forth in Sections 9 and 10 of the Plan, in the event a Material Breach Event (as defined below) occurs, (i) all of the Holder’s Options (whether or not vested) shall immediately expire upon such Material Breach Event, (ii) at any time thereafter upon delivery of written notice by the Company, the Holder shall be obligated to deliver promptly (and, in any event, no later than five (5) business days after delivery of such notice) to the Company in immediately available funds to an account designated by the Company in such notice the excess, if any, of (x) the aggregate gross proceeds previously received by the Holder (or his or its transferee) from the Company or any other Person or Group in connection with the transfer by the Holder or any transferees of any shares of Stock acquired upon the exercise of Options hereunder prior to the date of such Material Breach Event over (y) the original purchase price, if any, paid by the Holder for such shares of Stock, and (iii) the Company shall have the right, at any time thereafter, to repurchase the shares of Stock acquired upon the exercise of Options hereunder at a price per share equal to the lesser of (x) the Exercise Price Per Share of Stock (as the same may adjusted pursuant to Section 11 of the Plan from time to time) and (y) the Fair Market Value of the Stock on the date that the Company exercises its repurchase right pursuant to this clause (iii); provided, however, if (A) the Material Breach Event occurs after the ten (10) year anniversary of the Date of Grant, and (B) the Option is a “stock right” within the meaning of Section 409A of the Code, the repurchase price per share shall instead be the Fair Market Value of the Stock on the date that the Company exercises its repurchase right pursuant to this clause (iii). The Company may assign its repurchase right pursuant to clause (iii) of the previous sentence to the Sponsors in accordance with Section 9(e) of the Plan. For purposes of this Grant Notice, the term “Material Breach Event” shall mean the Holders breach of the Non-Interference Agreement (as defined below).

Exercise of Options:

To exercise a vested Option, the Holder (or his or its authorized representative) must give written notice to the Company, using the form of Option Exercise Notice attached hereto as Exhibit A, stating the number of Options that he or it intends to exercise. The Company will issue the shares of Stock with respect to which the Options are exercised upon payment for the shares of Stock acquired in accordance with Section 5(d) of the Plan, which Section 5(d) is incorporated herein by reference and made a part hereof; provided, however, that if the Holder wishes to use any method of exercise other than in immediately available funds in United States dollars, or by certified or bank cashier’s check, the Holder shall have received the prior written approval of the Committee or its designee approving such method of exercise.

Upon exercise of Options, the Holder will be required to satisfy applicable withholding tax obligations as provided in Section 16 of the Plan.

Shareholders Agreement:	Prior to being issued any Stock pursuant to the exercise of the Options, the Holder, to the extent not already a party to that certain Shareholders Agreement dated as of July 29, 2010, by and among the Company and certain of its investors, as the same may be amended and/or restated from time to time (the “Shareholders Agreement”), shall be required to execute and become a party to such agreement.

Non-Interference
Agreement:	In the event that the Holder breaches the Non-Interference Agreement executed concurrently with, and attached as Exhibit A to, his Employment Agreement, in addition to any other remedies, the Committee may, subject to delivery to Holder of written notice from the Committee and an opportunity to address the Committee within five (5) business days following receipt of such notice, determine, in its sole discretion, to require all Options then held by the Holder to be immediately forfeited and returned to the Company without additional consideration.

Section 280G:	Modified Cutback. If any payment, benefit or distribution of any type to or for the benefit of the Holder, whether paid or payable, provided or to be provided, or distributed or distributable pursuant to the terms of this Grant Notice or otherwise (collectively, the “Parachute Payments”) would subject the Holder to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), the Parachute Payments shall be reduced so that the maximum amount of the Parachute Payments (after reduction) shall be one dollar ($1.00) less than the amount which would cause the Parachute Payments to be subject to the Excise Tax; provided that the Parachute Payments shall only be reduced to the extent the after-tax value of amounts received by the Holder after application of the above reduction would exceed the after-tax value of the amounts received without application of such reduction. For this purpose, the after-tax value of an amount shall be determined taking into account all federal, state, and local income, employment and excise taxes applicable to such amount. Unless the Holder shall have given prior written notice to the Company to effectuate a reduction in the Parachute Payments if such a reduction is required, which notice shall be consistent with the requirements of Section 409A of the Code to avoid the imputation of any tax, penalty or interest thereunder, then the Company shall reduce or eliminate the Parachute Payments by first reducing or eliminating accelerated vesting of stock options or similar awards, then reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any other remaining Parachute Payments; provided, that no such reduction or elimination shall apply to any non-qualified deferred compensation amounts (within the meaning of Section 409A of the Code) to the extent such reduction or elimination would accelerate or defer the timing of such payment in manner that does not comply with Section 409A of the Code.

Determinations. (i)An initial determination as to whether (x) any of the Parachute Payments received by the Holder in connection with the occurrence of a change in the ownership or control of the Company or in the ownership of a substantial portion of the assets of the
Company shall be subject to the Excise Tax, and (y) the amount of any reduction, if any, that may be required pursuant to the previous paragraph, shall be made by an independent accounting firm selected by the Company (the “Accounting Firm”) prior to the consummation of such change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company. The Holder shall be furnished with notice of all determinations made as to the Excise Tax payable with respect to the Holder’s Parachute
Payments, together with the related calculations of the Accounting Firm, promptly after such determinations and calculations have been received by the Company.

(ii)For purposes of this provision, (A) no portion of the Parachute Payments the receipt or enjoyment of which the Holder shall have effectively waived in writing prior to the date of payment of the Parachute Payments shall be taken into account; (B) no portion of the Parachute Payments shall be taken into account which in the opinion of the Accounting Firm does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code; (C) the Parachute Payments shall be reduced only to the extent necessary so that the Parachute Payments (other than those referred to in the immediately preceding clause (A) or (B)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the auditor or tax counsel referred to in such clause (B); and (D) the value of any non-cash benefit or any deferred payment or benefit included in the Parachute Payments shall be determined by the Company’s independent auditors based on Sections 280G and 4999 of the Code and the regulations for applying those sections of the Code, or on substantial authority within the meaning of Section 6662 of the Code.

Additional Terms:

• Options shall be exercisable in whole shares of Stock only.

• Each Option shall cease to be exercisable as to any share of Stock when the Holder purchases the share of Stock or when the Option otherwise expires or is forfeited.

•        The Stock issued upon the exercise of any Options hereunder shall be registered in the Holder’s name on the books of the Company during the Lock-Up Period and for such additional time as the Committee determines appropriate in its reasonable discretion. Any certificates representing the Stock delivered to the Holder shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

• This Grant Notice does not confer upon the Holder any right to continue as an employee or service provider of the Employer or any other member of the Company Group.

• This Grant Notice shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

•        The Holder and the Company acknowledge that the Options are intended to be exempt from Section 409A of the Code, with the Exercise Price intended to be at least equal to the “fair market value” per share of Stock on the Date of Grant. Since shares are not traded on an established securities market, the Exercise Price has been based upon the determination of Fair Market Value by the Board in a manner consistent with the terms of the Plan. The Holder acknowledges that there is no guarantee that the Internal Revenue Service will agree with this valuation, and agrees not to make any claim against the Company, the Board, the Company’s officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low or that the Options are not otherwise exempt from Section 409A of the Code.

•      The Holder agrees that the Company may deliver by email all documents relating to the Plan or these Options (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Holder by email or such other reasonable manner as then determined by the Company.

Representations and Warranties of the Holder:	The Holder hereby represents and warrants to the Company that:

•        The Holder understands that the Stock has not been registered under the Securities Act, nor qualified under any state securities laws, and that it is being offered and sold pursuant to an exemption from such registration and qualification based in part upon the Holder’s representations contained herein; the Stock is being issued to Holder hereunder in reliance upon the exemption from such registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering, and in connection therewith, the Holder acknowledges the Holder’s status as an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act;

•        The Holder is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act and has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the investment contemplated by this Grant Notice, and the Holder is able to bear the economic risk of this investment in the Company (including a complete loss of this investment);

•        Except as specifically provided herein or in the Plan, the Holder has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person to sell, transfer, or pledge all or any portion of his or its Stock, and has no current plans to enter into any such contract, undertaking, understanding, agreement, or arrangement;

•        The Holder has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article, or any other form of advertising or general solicitation as to the Company’s sale to the Holder of the Stock;

•        The Holder is familiar with the business and operations of the Company and has been afforded full and complete access to the books, financial statements, records, contracts, documents, and other information concerning the Company and its proposed activities, and has been afforded an opportunity to ask such questions of the Company’s agents, accountants, and other representatives concerning the Company’s proposed business, operations, financial condition, assets, liabilities, and other relevant matters as he or it has deemed necessary or desirable, and has been given all such information as has been requested, in order to evaluate the merits and risks of the investment contemplated herein;

•        The Holder has been informed that the shares of Stock are restricted securities under the Securities Act and may not be resold or transferred unless the shares of Stock are first registered under the federal securities laws or unless an exemption from such registration is available; and

•        The Holder is prepared to hold the shares of Stock for an indefinite period and that the Holder is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the shares of Stock from the registration requirements of the Securities Act.

[Signatures to appear on the following page.]

THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS GRANT NOTICE AND THE PLAN, AND AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS THIS GRANT NOTICE AND THE PLAN.

IGLOO HOLDINGS CORPORATION		HOLDER

By:	/s/ Mason Slaine	/s/ Vincent Chippari
	Signature	Signature

Title:	President and Chief Executive Officer	Date: 10/25, 2010

Date: 10/25, 2010

[Signature Page to Chippari Option Grant Notice and Agreement]

EXHIBIT A

                 , 20

Igloo Holdings Corporation

Attn: [                    ]

Re: Notice of Exercise

1.	By delivery of this Notice of Exercise to Igloo Holdings Corporation (the “Company”), I am irrevocably electing to exercise Options to purchase shares of Stock granted to me under the Company’s 2010 Stock Incentive Plan (the “Plan”).

2.	The number of shares of Stock I wish to purchase by exercising my Options is .

3.	The applicable purchase price (or exercise price) is $ per share, resulting in an aggregate purchase price of $ (the “Aggregate Purchase Price”).

4.	I am satisfying my obligation to pay the Aggregate Purchase Price by:[1]

☐	Delivering to the Company, with this Notice of Exercise, an amount equal to the Aggregate Purchase Price in immediately available United States dollars, or by certified or bank cashier’s check.

☐	Authorizing the Company, through this Notice of Exercise, to effectuate a “net exercise,” pursuant to which I will receive the number of shares of Stock exercised (as set forth in paragraph 2 above), reduced by the number of shares equal to the Aggregate Purchase Price divided by the Fair Market Value per share on the date of exercise.

5.	To satisfy the applicable withholding taxes:

☐	I have enclosed an amount equal to the applicable withholding taxes in immediately available United States dollars, or by certified or bank cashier’s check.

☐	I elect to have such amount satisfied by the use of shares of Stock such that the number of shares I receive upon exercise will be reduced (or further reduced if net exercise was chosen above) by a number of shares with an aggregate Fair Market Value on the date of exercise equal to any federal, state, and local income or other taxes required by law to be withheld by the Company.

6.	I hereby agree to be bound by all of the terms and conditions set forth in the Plan and any Grant Notice and Agreement pursuant to which the Options were granted. If I am not the person to whom the Options were granted by the Company, proof of my right to purchase the shares of Stock is enclosed.

[1]

If you wish to use any method of exercise other than in immediately available funds in United States dollars, or by certified or bank cashier’s check, you must receive the prior written approval of the Committee or its designee approving such method of exercise.

A-1

7.	I have been advised to consult with any legal, tax, and financial advisors I have chosen in connection with the purchase of the Stock.

Dated:

*____________________________________________________
(Optionee’s signature)	(Additional signature, if necessary)

(Print name)	(Print name)

(Full address)	(Full address)

*	Each person in whose name Stock is to be registered must sign this Notice of Exercise. (If more than one name is listed, specify whether the owners will hold the Stock as community property or as joint tenants with the right of survivorship).

A-2